UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2010

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Amendment to Material Definitive Agreements

On April 8, 2010, Vyteris, Inc. (the “Company”) amended the employment agreements with both Dr. Haro Hartounian, its CEO, and Joseph Himy, its CFO, both originally dated as of May 1, 2008 (the “Employment Agreements”).  The amendments to the Employment Agreements provide as follows:

•	The terms of the Employment Agreements are extended to November 30, 2011.

•
Dr. Hartounian is to be granted up to 7,423,970 options, with 2,598,390 options granted each immediately and upon raising of $1,000,000 by the Company (with the initial 5,196,780 options having been granted) and 2,227,191 options granted upon raising of $7,000,000 by the Company.  All options granted shall vest as follows:  35% immediately and 65% quarterly over three years from date of grant.

•
Mr. Himy shall be granted up to 2,227,191 options, with 779,517 options granted each immediately and upon raising of $1,000,000 by the Company (with the initial 1,559,034 options having been granted) and 668,157 options granted upon raising of $7,000,000 by the Company.  All options granted shall vest as follows:  35% immediately and 65% quarterly over three years from date of grant.

Item 5.02  Compensatory Arrangements of Certain Officers

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

The following Exhibits are attached to this Current Report:

99.1	Amendment to Employment Agreement with Haro Hartounian, dated April 8, 2010

99.2	Amendment to Employment Agreement with Joseph Himy, dated April 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer

Dated: April 12, 2010

LIST OF EXHIBITS

99.1  Amendment to Employment Agreement with Dr. Haro Hartounian, dated April 8, 2010
99.2  Amendment to Employment Agreement with Joseph Himy, dated April 8, 2010